UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note:

On September 8, 2021, Applied Genetic Technologies Corporation (the “Company”) issued a press release and filed a Current Report on Form 8-K (the “Original 8-K”) announcing the appointment of Jonathan I. Lieber as Chief Financial Officer, beginning on September 20, 2021. This Amendment No. 1 to the Form 8-K is being filed to describe the employment agreement between Mr. Lieber and the Company, dated November 9, 2021.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 9, 2021, in connection with Mr. Lieber’s appointment as the Company’s Chief Financial Officer, the Company entered into an employment agreement with Mr. Lieber, effective as of September 20, 2021 (the “Employment Agreement”). The Employment Agreement supersedes the offer letter with Mr. Lieber described in the Original 8-K (“Offer Letter”). Pursuant to the Employment Agreement and consistent with the terms of the Offer Letter described in the Original 8-K, Mr. Lieber’s employment with the Company will be on an at-will basis, he will be paid an annual base salary of $416,000 and he will be eligible for an annual bonus on substantially the same terms as other executive officers of the Company, targeted at 40% of his base salary. The Company also awarded Mr. Lieber a signing bonus of $100,000, provided that, in the event of Mr. Lieber’s termination by the Company for Cause (as defined in the Employment Agreement) or by Mr. Lieber other than for Good Reason (as defined in the Employment Agreement), Mr. Lieber will be required to return the full amount of the signing bonus if such termination occurs within one year of his start date and fifty percent of the signing bonus if such termination occurs between more than one year but less than two years following his start date. On September 20, 2021, in connection with his start date, Mr. Lieber was awarded an option to purchase 202,000 shares of the Company’s common stock at an exercise price of $3.30 per share; the option will vest over four years, subject to his continued employment with the Company, with 25% vesting after the first anniversary of the grant date and in equal monthly installments thereafter. The Employment Agreement also contains nondisclosure, inventions and non-competition provisions.

Mr. Lieber will be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by Mr. Lieber for Good Reason, in each case, subject to execution of a mutually acceptable release and settlement agreement. If such termination occurs in any case other than within twelve months of a Change of Control (as defined in the Employment Agreement), Mr. Lieber shall be entitled to receive an amount equal to 0.75 multiplied by his annual base salary, as well as a pro rata portion of his target bonus in effect immediately prior to his termination, and the Company portion of COBRA premiums for twelve months. If a Change of Control occurs within six months of his employment and such termination occurs within twelve months of his employment, he shall be entitled to receive the product of 0.75 multiplied by his base salary, the Company portion of COBRA premiums for nine months, and each unvested equity award previously granted to him will immediately vest with respect to 1/48 of the shares that are unvested on each month anniversary after his start date. If a Change of Control occurs after his first six months of employment and such termination occurs within twelve months of the Change of Control, he will be entitled to the product of 1.0 multiplied by his then current base salary, including the amount of his target bonus, and the Company portion of COBRA premiums for twelve months and each unvested equity award previously granted to him will immediately vest in full.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Amendment No. 1 to Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated November 9, 2021, by and between the Company and Jonathan Lieber.

104	The cover page from this Amendment No. 1 to Current Report on Form 8-K, formatted in Inline XRBL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Susan B. Washer
Susan B. Washer
President and Chief Executive Officer

Date: November 12, 2021

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